This instrument was prepared by                                   Exhibit 10.35
and, after recording, return to:

Schwartz, Cooper, Greenberger
& Krauss Chartered
180 North LaSalle Street
Suite 2700
Chicago, Illinois  60601
Attn: Gary P. Segal, Esq.





                       FIRST AMENDMENT OF CONSTRUCTION
         LOAN AGREEMENT, NOTE, DEED OF TRUST AND OTHER LOAN DOCUMENTS


      THIS FIRST AMENDMENT OF CONSTRUCTION LOAN AGREEMENT, NOTE, DEED OF TRUST AND OTHER LOAN DOCUMENTS (this "Amendment") is made as of December 8, 2000, by and between CMC HEARTLAND PARTNERS VII, LLC, a Delaware limited liability company ("Borrower") and BANK ONE, ILLINOIS, N.A., a national banking association ("Lender").

                                   RECITALS:

      A. Pursuant to and in accordance with the terms and conditions set forth in that certain Construction Loan Agreement dated as of December 9, 1999 by and between Borrower and Lender (the "Loan Agreement"), Lender agreed to make a construction loan to Borrower in an amount not to exceed the maximum principal sum of $5,000,000 (the "Existing Loan"). All capitalized terms used herein and not otherwise defined shall have the meaning ascribed thereto in the Loan Agreement.

      B. The Existing Loan is evidenced by a certain Note dated December 9, 1999 (the "Existing Note") in the original principal amount of $5,000,000 made by Borrower and payable to Lender.

      C. The Note is secured by, among other things, the following documents, all of which are dated as of December 9, 1999:

            (i) Deed of Trust made by Borrower to Chicago Title Insurance Company for the benefit of Lender and recorded at Book 1576, page 93, Moore County Registry, North Carolina on December 9, 1999 (the "Deed of Trust") creating a first mortgage lien on certain improved real estate located in the town of Southern Pines, North Carolina;

            (ii) Assignment of Rents and Leases made by Borrower in favor of Lender and recorded at Book 1576, page 93, Moore County Registry, North Carolina (the "Assignment of Rents"); and

            (iii) Security Agreement made by the Borrower, as Debtor, to Lender, as Secured Party.

            (iv) Environmental Indemnity Agreement made by the Borrower for the benefit of Lender.

The aforementioned documents, the Loan Agreement, the Existing Note, and all of the other documents or agreements delivered to Lender to secure or evidence the Existing Loan or to otherwise induce Lender to disburse the proceeds of the Existing Loan are hereinafter referred to collectively as the "Loan Documents".

      D. Under the terms of the Loan Agreement and the Note, the Maturity Date is December 8, 2000.

      E. Pursuant to that certain Option, Management and Marketing Agreement dated as of September 9, 1998, by and between Borrower and Longleaf Associates Limited Partnership, a North Carolina limited partnership ("Seller")(as the same has been amended, modified or supplemented from time to time the "Option Agreement"), Borrower has certain rights to purchase certain real estate located in Souther Pines, North Carolina and more particularly described therein (the "Land") from Seller.

      F. Pursuant to that certain Purchase and Sale Agreement dated as of December __, 2000, by and between Borrower and Seller (as it is amended,
restated,   modified  or  supplemented  from  time  to  time  the  "Purchase
Agreement"), Borrower is purchasing all of the remaining Land from Seller that was subject to the Option Agreement but has not yet been conveyed to
Borrower (the "Remaining Land"). In connection therewith, Seller is receiving a Deed of Trust (the "Seller Deed of Trust") encumbering the Remaining Land to receive certain indemnity obligations of Borrower under the Purchase Agreement.

      G. Borrower has requested that Lender extend the Maturity Date of the Existing Loan and extend an additional loan to Borrower to finance the acquisition of the Remaining Land from Seller.

      H. Lender is willing to extend the Maturity Date of the Existing Loan and extend an additional loan to Borrower, notwithstanding the fact that Lender has no obligation to do so, subject to and upon the terms and conditions set forth below in this Amendment.

      NOW, THEREFORE, in order to induce Lender to agree to the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Lender hereby agree as follows:

      1. Incorporation of Recitals. The Recitals set forth above are incorporated herein and made a part hereof.

      2. Maturity Date of the Existing Loan. Lender and Borrower acknowledge and agree that the Maturity Date of the Existing Loan is hereby extended to April 12, 2001. For all purposes under the Loan Agreement, the Note and the other Loan Documents, the "Maturity Date" shall be deemed to mean April 12, 2001.

      3. Reduction of the maximum principal amount of the Existing Loan. Lender and Borrower acknowledge and agree that the maximum principal amount of the Existing Loan is hereby reduced to $3,000,000.

      4. New Loan. To finance the acquisition of the Remaining Land from Seller, Lender agrees to lend to Borrower on the Amendment Effective Date, and Borrower agrees to borrow from Lender $250,000 (the "Acquisition Loan"), upon the terms and subject to the conditions contained in this Amendment. The Acquisition Loan shall accrue interest at the Loan Rate and shall be due and payable on the Maturity Date (as redefined in Paragraph 2 above) and shall be evidenced by the Acquisition Note (as hereinafter defined).

      5. Amendment of the Deed of Trust. Lender and Borrower hereby agree that the legal description of the premises encumbered pursuant to the Deed of Trust be and the same hereby is amended by adding thereto the legal description of the of the Remaining Land conveyed from Seller to Borrower and set forth on Exhibit A attached to this Amendment; and Borrower hereby mortgages, grants, assigns, remises, releases, warrants, bargains, sells and conveys to Chicago Title Insurance Company, its successors, substitutes and assigns forever in trust, with the power of sale and right of entry and possession, as security for the Acquisition Loan and the Acquisition Note and as additional security for the Existing Loan, on the terms, provisions and conditions contained in the Deed of Trust.

      6. Additional Collateral for the Acquisition Loan. All of the Loan Documents securing the Existing Loan and the Existing Note shall additionally secure the Acquisition Loan; and Borrower hereby grants to Lender as additional security for the Acquisition Loan and the Acquisition Note, all of the security interests granted to Lender under the Loan Documents.

      7. Cross-Defaults: Integration of Loan Documents. Any Event of Default under any of the Existing Note, the Deed of Trust or any of the other Loan Documents shall be deemed an Event of Default under the Acquisition Note and any Event of Default under any of the Acquisition Note, the Purchase Agreement or the Subordinated Deed of Trust (as hereinafter defined) shall be deemed an Event of Default under the Existing Note, the Deed of Trust and the other Loan Documents.

      8. Required Deliveries. This Amendment shall become effective on the date (the "Amendment Effective Date") on which the following conditions have been satisfied:

            (a) This Amendment has been duly executed by Borrower and delivered to Lender;

            (b) Borrower delivers a Note in the principal amount of $250,000 in form and substance reasonably acceptable to Lender in its sole discretion (the "Acquisition Note") made by Borrower and payable to Lender;

            (c) Lender receives a Subordination Agreement fully executed and delivered by Seller in form and substance reasonably acceptable to Lender in its sole discretion which subordinates all of Seller's remaining right, title and interest in the Remaining Land to the Deed of Trust, as herein amended, all to all of Lender's other existing or hereafter acquired liens on Borrower's assets, including but not limited to the Remaining Land;

            (d) Lender receives a true and correct copy of the fully executed Purchase Agreement and all other certificates, deeds, agreements, instruments delivered by either Borrower or Seller in connection with Seller's sale of the remaining Land to Borrower;

            (e)   Lender   receives  a  Collateral   Assignment   of  Purchase
      Agreement from Borrower and consented to by Seller to fully secure the Existing Loan and the Acquisition Loan;

            (f) Payment of the $2,500 to Lender as a loan fee for the Acquisition Loan (the "Acquisition Loan Fee");

            (g) An additional endorsement to Chicago Title Insurance Company Loan Policy No. 34 902 107 WS9905211 (the "Existing Title Policy") which (i) amends the description of the real estate described in Schedule A to include the real property described in Exhibit A attached hereto, (ii) amends the description of the Deed of Trust insured under the Existing Title Policy to include this Amendment,
      (iii) amends the description of the Assignment of Rents to include this Amendment, (iv) extends the effective date of the Existing Title Policy to the date of the recording of this Amendment, (v) includes no additional exceptions to title other than those that have been approved in writing by Lender and (v) states that all real estate taxes and assessments applicable to the Land which are due and payable as of the date of such endorsement have been paid in full;

            (h) A certified copy of Resolutions of Borrower and the general partner of Borrower evidencing the authority of Borrower and said general partner to execute and deliver this Amendment and the Acquisition Note has been delivered to Lender;

            (i) An opinion of counsel for Borrower in form and substance satisfactory to Lender; and

            (j) Lender has received such other documents as Lender may reasonably require.

Borrower's failure to deliver the aforementioned documents and items to Lender on or before December ___, 2000 shall, at the option of Lender, result in this Amendment (including all agreements of Lender contained herein) being null and void and of no further force and effect.

      9. References. All references to the Loan Agreement, the Existing Note, the Deed of Trust and the other Loan Documents contained in any of the Loan Documents shall be deemed to refer to each of such documents as amended by this Amendment and all references to the "Land", "Real Estate" and "Premises" as the case may be shall be deemed to include the real estate legally described on Exhibit A attached hereto.

      10. Payment of Loan Fee and Additional Loan Expenses. In addition to the Acquisition Loan Fee, Borrower hereby agrees to pay all of Lender's reasonable attorneys' fees incurred in connection with the negotiation and documentation of the agreements contained in this Amendment, all recording fees and charges, title insurance charges and premiums and all other expenses, charges, costs and fees referred to in, necessitated by or otherwise relating to this Amendment (collectively, the "Additional Loan Expenses"). If the Additional Loan Expenses are not paid to Lender within five days after written demand therefor by Lender, the Additional Loan Expenses shall bear interest from the date so incurred until paid at an annual rate equal to the Default Rate.

      11. Defaults. Borrower represents and warrants that, as of the date hereof no Event of Default or event or condition which could become an Event of Default with the giving of notice or passage of time, or both, exists under the Loan Agreement, the Existing Note, or any of the other Loan
Documents. Borrower further acknowledges and agrees that an Event of Default under the Loan Agreement, the Existing Note and the other Loan Documents shall be deemed to exist upon the occurrence of a breach of any of the representations, warranties or covenants set forth in this Amendment.

      12. No Defenses. Borrower represents and warrants there is not any condition, event or circumstance existing, or any litigation, arbitration, governmental or administrative proceedings, actions, examinations, claims or demands pending or threatened affecting Borrower or the Property, or which would prevent the Borrower from complying with or performing its obligations under the Loan Agreement, the Existing Note, the Deed of Trust or the other Loan Documents, and no basis for any such matter exists.

      12. Authority to Execute Amendment; No Conflict. Borrower represents and warrants that it has full power and authority to execute and deliver this Amendment and to perform its obligations hereunder. Upon the execution and delivery hereof, this Amendment will be valid, binding and enforceable upon Borrower in accordance with its terms. Execution and delivery of this Amendment does not and will not contravene, conflict with, violate or constitute a default under any applicable law, rule, regulation, judgment, decree or order or any agreement, indenture or instrument to which Borrower is a party or is bound.

      13. Acknowledgment by Borrower; Ratification of Liability. Borrower hereby ratifies and confirms its liabilities and obligations under the Existing Note, the Deed of Trust and the other Loan Documents and the liens and security interests created thereby, and acknowledges that it has no defenses, claims or set-offs to the enforcement by Lender of its obligations and liabilities thereunder.

      14.   Amendment  Binding.   This  Amendment  shall  be  binding  on  the
Borrower and its successors and permitted assigns, and shall inure to the benefit of Lender and its successors and assigns.

      15    Continued  Effectiveness.  Except as  expressly  provided  herein, the Loan Agreement, the Existing Note and the other Loan Documents shall remain in full force and effect in accordance with their respective terms.

      16    Counterparts.  This  Amendment  may be executed  in  counterparts, and all said counterparts when taken together shall constitute one and the same Amendment.

     [remainder  of  page  intentionally  blank;   signatures  to follow]

      IN WITNESS WHEREOF, this Amendment has been entered into as of the date first above written.



CMC  HEARTLAND  PARTNERS  VII,  LLC,      BANK   ONE,   ILLINOIS,    N.A.,   a
a Delaware limited liability company      national banking association

By:   CMC   Heartland  Partners, a
      Delaware   general   partnership,   By: _______________________________
      the sole member of Borrower.        Title: ____________________________


By:   Heartland Technology, Inc.,
      its managing partner
      By:______________________________
      Title:___________________________

      Attest:___________________________
      Title:____________________________







R:\42450\28099\Amendments\1stAmendment-v1.wpd

STATE OF ILLINOIS )
                  )SS
COUNTY OF   COOK  )

      I, _______________________, a Notary Public in and for said County, in the State aforesaid, do hereby certify that Donald Pafford is personally known to me to be the same person whose name is subscribed to the foregoing instrument as such Vice President, of Bank One, Illinois, NA, a national banking association (the "Bank"), appeared before me this day in person and severally acknowledged that he signed and delivered the said instrument as his own free and voluntary act, and as the free and voluntary act of the Bank for the uses and purposes therein set forth.

      GIVEN under my hand and notarial seal this ____ day of December, 2000.


                                                NOTARY PUBLIC


STATE OF ILLINOIS )
                  )SS.
COUNTY OF COOK    )


      I,_________, a Notary Public in and for said County, in the State aforesaid, do hereby certify that Richard Brandstatter, the of Heartland Technology, Inc., the managing partner of CMC Heartland Partners which is the sole member of CMC Heartland Partners VII, LLC, and ____________, the ____________ thereof, who are personally known to me to be the same persons whose name are subscribed to the foregoing instrument as such and ________________, respectively, appeared before me this day in person and acknowledged that they signed and delivered the said instrument as their own free and voluntary act and as the free and voluntary act of said limited liability company, for the uses and purposes therein set forth.

      GIVEN under my hand and notarial seal, this ____ day of December, 2000.



                                          NOTARY PUBLIC

                                  EXHIBIT A